Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements No. 333-118292, 333-118291, 333-78355, 333-44489, 333-5912 and 333-5910, of Balchem Corporation on Form S-8 of our report dated June 25, 2008, relating to the financial statements and financial statement schedule of Balchem Corporation 401(k)/ Profit Sharing Plan as of December 31, 2007 and 2006, and for the year ended December 31, 2007, which appears in this Form 11-K.

/s/  McGladrey & Pullen, LLP
New York, New York
June 25, 2008